EXHIBIT 99.1

Hanmi Financial Declares Cash Dividend of $0.25 per share and Announces New Share Repurchase Authorization

LOS ANGELES, April 25, 2024 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today announced that its Board of Directors declared a cash dividend on its common stock for the 2024 second quarter of $0.25 per share. The dividend will be paid on May 22, 2024, to stockholders of record as of the close of business on May 6, 2024.

In addition, the Board of Directors today approved a new stock repurchase program. Under the new repurchase program, the Company may repurchase up to 5% of its outstanding shares, or approximately 1.5 million shares of its common stock.

“We believe Hanmi’s long-term growth prospects are attractive, and today’s new share repurchase authorization serves as evidence of the Company’s ongoing focus on its capital allocation priorities”, said Bonnie Lee, President and Chief Executive Officer of Hanmi. “We remain committed to maintaining strong capital levels as well as returning capital to shareholders through our quarterly dividend and opportunistic share repurchases.”

The repurchase program permits shares to be repurchased in the open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both Hanmi and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate Hanmi to purchase any particular number of shares.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  general economic and business conditions internationally, nationally and in those areas in which we operate, including any potential recessionary conditions;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates that reduce our margins and yields, the fair value of financial instruments, the level of loan originations or prepayments on loans we have made and make, the level of loan sales and the cost we pay to retain and attract deposits and secure other types of funding;
  our ability to enter new markets successfully and capitalize on growth opportunities;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  the effect of potential future supervisory action against us or Hanmi Bank and our ability to address any issues raised in our regulatory exams;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of and changes in the methodology for computing our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses; and
  cyber security and fraud risks against our information technology and those of our third-party providers and vendors.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Lisa Fortuna
Investor Relations
Financial Profiles, Inc.
lfortuna@finprofiles.com
310-622-8251

Source: Hanmi Bank